Form 10-K, Exhibit 13
period 1996-12-31
DQE INC
filed 1997-03-28
CIK 846930

                                                                  EXHIBIT 13.1

                                  [Page 1 to 1996 Annual Report to Shareholders]

DQE FINANCIAL AND OPERATING HIGHLIGHTS

-------------------------------------------------------------------------------------------------------------------
                                                                              Change                       Change
                                                                               From                         From
(millions)                                                            1996     1995      1995     1994      1994
-------------------------------------------------------------------------------------------------------------------
Electric customer sales (KWH)                                        12,426     0.0%    12,428      2.5%   12,122
Operating revenues                                                   $1,225     0.4%    $1,220     -0.3%   $1,224
Non-fuel operating and maintenance expense                           $377.4     0.8%    $374.5     -8.4%   $408.7
Depreciation and amortization                                        $222.9    10.0%    $202.6    22.1%    $165.9
Operating income                                                     $302.0    -6.4%    $322.5     1.8%    $316.9
Other income                                                         $ 74.8    43.0%    $ 52.3    21.9%    $ 42.9
Net income                                                           $179.1     5.0%    $170.6     8.8%    $156.8
Year-end shares outstanding                                            77.3    -0.4%      77.6    -1.1%      78.5
Net operating cash flow (A)                                          $378.4    -2.1%    $386.4     3.8%    $372.1
Capital expenditures and
 other long-term investments                                         $196.8   -30.2%    $281.9    50.1%    $187.8
-------------------------------------------------------------------------------------------------------------------
DQE return on average common equity                                    13.2%              13.1%              12.5%
Duquesne Light electric utility
 return on average common equity                                       10.8%              12.2%              12.8%
Average cost of fuel per KWH generated                                 1.37c   -1.4%      1.39c   -3.5%      1.44c
Average cost of generation per KWH (B)                                 2.12c   -4.5%      2.22c   -0.4%      2.23c
Peak demand (MW)                                                       2,463   -7.6%      2,666    5.2%     2,535

KWH: Kilowatt-hour. A measure of the quantity of electricity consumed in one hour, equivalent to 1,000 watts consumed in one hour.
MW: Megawatt. A measure of the electric generating capacity of power plants, equal to 1,000 kilowatts.
(A): Excludes working capital and other balance sheet changes.
(B): Excludes capital cost.


Common Stock Trends

                                                                                                                       Five-Year
                                                                                                                        Compound
                                                                                                                         Growth
                                                                1996     1995     1994      1993      1992      1991      Rate
----------------------------------------------------------------------------------------------------------------------------------
Earnings per share                                             $ 2.32   $ 2.20    $ 1.98    $ 1.81   $ 1.78    $ 1.67     6.8%
Dividends paid per share                                       $ 1.28   $ 1.19    $ 1.12    $ 1.07   $ 1.01    $ 0.96     5.9%
Market price per share
     High                                                      $31.50   $30.75    $23.00    $24.67   $21.58    $20.67     8.8%
     Low                                                       $25.75   $19.63    $18.42    $20.92   $17.92    $15.75    10.3%
     Year-end                                                  $29.00   $30.75    $19.75    $23.00   $21.50    $20.42     7.3%



[Graph of Duquesne Light Residential Prices (Per KWH) vs. Regional Consumer Prices (1991-2000)]

[Graph of DQE Earnings and Dividends Paid Per Share (1992-1996)]

SELECTED FINANCIAL DATA
(Millions of Dollars, Except Per Share Amounts)


[Page 17 to 1996 Annual Report to Shareholders]



                                                 1996     1995
---------------------------------------------------------------
Selected Income Statement Items:
Revenues from sales of electricity              $1,133   $1,139
Fuel and purchased power expenses                  237      232
---------------------------------------------------------------
Net electric revenues                              896      907
Other revenues                                      92       81
---------------------------------------------------------------
Net operating revenues                             988      988
---------------------------------------------------------------
Operating and maintenance expenses                 377      374
Depreciation and amortization                      223      203
Taxes other than income taxes                       86       89
---------------------------------------------------------------
Non-energy operating expenses                      686      666
---------------------------------------------------------------
Operating income                                   302      322
Equity investment and other income                  74       52
Interest and other charges                         110      107
Income taxes                                        87       96
---------------------------------------------------------------
Net income                                      $  179   $  171
---------------------------------------------------------------
Earnings per share                              $ 2.32   $ 2.20
===============================================================
Ratio of earnings to fixed charges (pre-tax)      2.69     2.73
===============================================================

Selected Balance Sheet Items:
Long-term investments                           $  519   $  441
Property, plant and equipment                   $2,817   $3,060
Total assets                                    $4,639   $4,459
Total capitalization                            $3,055   $2,801
===============================================================

Capitalization Ratios:
Common shareholders' equity                       45.6%    47.5%
Preferred and preference stock                     7.3%     2.5%
Long-term debt                                    47.1%    50.0%
===============================================================

Selected Common Stock Information:
Average shares outstanding (millions)             77.3     77.7
Shares outstanding at year-end (millions)         77.3     77.6
Market capitalization                           $2,241   $2,386
Dividends declared                              $  101   $   94
Dividends declared per share                    $ 1.30   $ 1.21
Dividend payout ratio                             55.2%    54.1%
Dividend yield at year-end                         4.7%     4.2%
Price-earnings ratio at year-end                  12.5     14.0
Return on average common equity                   13.2%    13.1%
Book value per share at year-end                $18.01   $17.13



[Graph of Depreciation and Amortization Expense (1986-1996)]

  [Page 18 to 1996 Annual Report to Shareholders]




          1994      1993     1992     1991     1990     1989     1988     1987     1986
----------------------------------------------------------------------------------------
         $1,134    $1,120   $1,116   $1,139   $1,094   $1,086   $1,039   $  855   $  869
            244       238      239      254      229      220      231      228      234
----------------------------------------------------------------------------------------
            890       882      877      885      865      866      808      627      635
             90        63       37       38       31       48       43       22       15
----------------------------------------------------------------------------------------
            980       945      914      923      896      914      851      649      650
----------------------------------------------------------------------------------------
            409       403      354      361      372      342      327      250      234
            166       158      132      123      123      123      117       82       74
             88        71       84       94       80       93       81       67       71
----------------------------------------------------------------------------------------
            663       632      570      578      575      558      525      399      379
----------------------------------------------------------------------------------------
            317       313      344      345      321      356      326      250      271
             43        31       42       36       46       (3)      30       29      (17)
            110       120      132      142      157      165      175      156      148
             93        80      112      105       88       75       62      (12)      (4)
----------------------------------------------------------------------------------------
           $157    $  144   $  142   $  134   $  122   $  113   $  119   $  135   $  110
========================================================================================
          $1.98    $ 1.81   $ 1.78   $ 1.67   $ 1.49   $ 1.35   $ 1.24   $ 1.23   $ 1.00
========================================================================================
           2.57      2.29     2.24     2.10     1.90     1.78     1.72     1.58     1.51
========================================================================================


           $196    $  126   $   59   $   44   $   18   $   --   $   --   $   --   $   --
         $3,140    $3,168   $3,037   $3,053   $3,048   $3,055   $3,066   $3,098   $3,491
         $4,427    $4,550   $3,778   $3,851   $3,834   $3,921   $3,881   $4,152   $3,997
         $2,750    $2,781   $2,716   $2,669   $2,770   $2,827   $2,866   $3,169   $3,085
========================================================================================


           46.4%     44.2%    43.1%    41.6%    39.0%    37.7%    37.4%    38.4%    39.0%
            3.5%      4.8%     4.9%     5.2%     6.8%     7.8%     8.5%     8.2%     8.7%
           50.1%     51.0%    52.0%    53.2%    54.2%    54.5%    54.1%    53.4%    52.3%
 ========================================================================================


           79.0      79.5    79.4     80.1     81.6     83.7     95.6    109.3    109.4
           78.5      79.5    79.4     79.4     80.6     83.0     86.7    105.1    109.7
         $1,550    $1,829  $1,708   $1,621   $1,337   $1,321   $1,084   $  824   $  896
         $   89    $   86  $   81   $   78   $   75   $   73   $   78   $   87   $  103
         $ 1.13    $ 1.08  $ 1.03   $  .97   $  .92   $  .87   $  .81   $  .80   $  .94
           56.4%     58.8%   56.9%    57.6%    60.7%    63.1%    64.5%    64.9%   107.9%
            5.7%      4.6%    5.0%     5.0%     5.8%     5.7%     6.8%    10.2%     9.8%
            9.9      12.7    12.1     12.3     11.1     11.8     10.1      6.4      8.1
           12.5%     12.0%   12.4%    12.2%    11.3%    10.6%    10.4%    11.1%     9.3%
         $16.27    $15.47  $14.75   $14.00   $13.38   $12.85   $12.34   $11.58   $10.98


DQE OFFICERS                     [Page 64 to 1996 Annual Report to Shareholders]


DAVID D. MARSHALL, 44. President and Chief Executive Officer. Previously held senior executive positions in finance at Central Vermont Public Service. Joined the Company in 1985. Directorships included on page 6.

GARY L. SCHWASS, 51. Executive Vice President and Chief Financial Officer. Previously served in a variety of senior executive positions in finance and management with Consumers Power Company. Joined the Company in 1985. Directorships include Chair, Western Pennsylvania Development Credit Corporation (promotes small business through lending activities), and Vice President and Treasurer, Holy Family Foundation (supports families in crisis).

DIANNA L. GREEN, 50. Senior Vice President. Previously held senior management positions with Xerox Corporation. Joined the Company in 1988. Directorships include PNC Bank; Phipps Conservatory; Chair, Urban League of Pittsburgh; and Board President, the Whale's Tale (helps troubled youth).

JAMES D. MITCHELL, 45. Vice President. Previously held senior financial positions with Duquesne Light and U.S. West, Inc. Joined the Company in 1988. Directorships include Three Rivers Youth (helps troubled teenagers).

VICTOR A. ROQUE, 50. Vice President and General Counsel. Formerly Vice President, General Counsel and Secretary for Orange and Rockland Utilities. Joined the Company in 1994. Directorships include Pennsylvania Chamber of Business and Industry (economic development), Hill House Association (provider of social services) and United Way Good Neighbors Advisory Committee. Member, Salvation Army Greater Pittsburgh Advisory Board.

JACK E. SAXER, Jr., 53. Vice President. Previously held senior financial positions with Gulf Oil and Chevron. Joined the Company in 1989. Directorships include Point Venture (venture capital) and Pittsburgh Consumer Health Coalition (healthcare advocacy for the disadvantaged).


DIANE S. EISMONT, 52         DONALD J. CLAYTON, 42        DEBORRAH E. BECK, 39        JOAN S. SENCHYSHYN, 58
Corporate Secretary          Treasurer                    Assistant Controller        Assistant Secretary

MORGAN K. O'BRIEN, 36
Controller
----------------------------------------------------------------------------------------------------------------

Duquesne Light Company Officers

DAVID D. MARSHALL, 44        GARY R. BRANDENBERGER, 59    DIANE S.EISMONT, 52            FRED R. ALLISON, 47
President and Chief          Vice President,              Corporate Secretary and        Assistant Controller
Executive Officer            Power Supply                 Assistant General Counsel

GARY L. SCHWASS, 51
Senior Vice President and    WILLIAM J. DELEO, 46         MORGAN K. O'BRIEN, 36          MARK S. DADAY, 36
Chief Financial Officer      Vice President,              Controller                     Assistant Treasurer
                             Marketing and
                             Corporate Performance

JAMES E. CROSS, 50           VICTOR, A. ROQUE, 50         JACK E. SAXER, JR., 53         WILLIAM F. FIELDS, 46
President,                   Vice President               Assistant Vice President,      Assistant Treasurer
Generation Group             and General Counsel          Administration

DIANNA L. GREEN, 50          DONALD J. CLAYTON, 42        SALLY K. WADE, 43              JOAN S. SENCHYSHYN, 58
Senior Vice President,       Treasurer                    Assistant Vice President,      Assistant Secretary
Customer Operations                                       Human Resources

                                                                                         JAMES E. WILSON, 31
                                                                                         Assistant Controller
----------------------------------------------------------------------------------------------------------------

Duquesne Enterprises Officers

THOMAS A. HURKMANS, 31       ANTHONY J. VILLIOTTI, 50      H. DONALD MORINE, 59          JOHN L. WEINHOLD, 60
President                    Vice President,               President, Allegheny          Vice President,
                             Treasurer and Controller      Development Corp. and         Property Ventures, Ltd.
                                                           Property Ventures, Ltd.
----------------------------------------------------------------------------------------------------------------

Montauk Officers

JAMES D. MITCHELL, 45        DONALD J. CLAYTON, 42       WILLIAM F. FIELDS, 46
President                    Vice President              Treasurer

                             LYDIA E. YORK, 37           JAMES E. WILSON, 31
                             Vice President              Controller
----------------------------------------------------------------------------------------------------------------

DQE Energy Services Officers

ALEXIS TSAGGARIS, 48         JOHN J. DROZDOWSKI, 41
President                    Treasurer and Controller
----------------------------------------------------------------------------------------------------------------

DQEnergy PARTNERS Officers

JOHN W. WELCH, 45            JOHN J. DROZDOWSKI, 41
President                    Treasurer and Controller


                       [Inside back cover to 1996 Annual Report to Shareholders]


DQE Shareholder Reference Guide


Common Stock
Trading Symbol: DQE
Stock Exchanges Listed and Traded:
New York, Philadelphia, Chicago
Number of Common Shareholders of Record at
Year-End: 76,521

DQE Internet Home Page
A variety of shareholder and customer information is available on DQE's home page on the World Wide Web. You also can interact with us via electronic mail. Our address is http://www.dqe.com. The site is best viewed using the latest version of Netscape software.

Shareholder Direct
Shareholders and potential investors are invited to call 1-888-247-0401 for the latest information on earnings and dividends.

Shareholder Services/Assistance
By telephone, representatives are available from 7:30 a.m. to 4:30 p.m. (Eastern time) to assist you with the following services:
    Direct purchase of initial shares
    Direct deposit of dividends
    Automatic cash contributions
    Dividend reinvestment
    Stock transfer
    Unreceived dividend payment
    Change of address
    Lost stock certificate
Please feel free to call at other times. Our Message Center will record your message and our staff will follow up on the next business day.

Financial Community Inquiries
Analysts, investment managers and brokers should direct their inquiries to 1-412-393-4133;
FAX 1-412-393-6571. Written inquiries should be sent to the Investor Relations Department at the address below.

Dividend Tax Status
The company estimates that all common stock dividends paid in 1996 are taxable as dividend income. This estimate is subject to audit by the Internal Revenue Service.

The DQE logo is a registered trademark of the Company.
"WeatherWise(SM)" "WeatherProof Energy Bill(SM)" and "Secure Energy(SM)" are service marks of the Company.
"E-Fuel(TM)" is a trademark of CQ Inc.
The Heinz logo is the registered trademark of H.J. Heinz Company.
DQE and its affiliated companies are
Equal Opportunity Employers.

ELECTRI   -    STOCK
The following investor services are available through DQE's dividend reinvestment and stock purchase plan:

Direct Purchase of DQE Stock
DQE offers non-shareholders the ability to pur-chase stock directly through the company. Call or write for a prospectus on this popular program.

Automatic Cash Contributions
Through this program, current reinvestment plan participants can make regular cash contributions to purchase additional shares of DQE common stock by having funds automatically withdrawn from their bank accounts.

Other Features and Services
 . Purchase and sale of plan shares at nominal commissions
 . Acceptance of certificates for safekeeping
 . Re-registration of some or all of a shareholder's holdings
 . Creation of new accounts as gifts for family, friends or institutions you support, including a complimentary gift certificate upon request

Stock Certificate Transfers

Individuals who are not participants in the dividend reinvestment plan and who want to transfer stock certificates should send their certificates and related documents to our transfer agent:

  First National Bank of Boston
  c/o Boston EquiServe
  P.O. Box 8040
  Boston, MA  02266-8040

Dividend reinvestment plan participants who want to transfer their shares should send their certificates and related documents to DQE Shareholder Relations, at the address below.

Direct Deposit of Dividends
Your DQE quarterly dividends can be deposited automatically into a personal checking or savings account. Call Shareholder Relations toll-free for more information.


DQE
Shareholder Relations
Box 68
Pittsburgh, PA  15230-0068

Toll-free:  1-800-247-0400
In Pittsburgh:  393-6167
FAX:  1-412-393-6087