Form 10-K, Exhibit 13
period 1997-12-31
DQE INC
filed 1998-03-24
CIK 846930

                                                                  EXHIBIT 13.1

DQE OFFICERS

DAVID D. MARSHALL, 45. President and Chief Executive Officer. Previously held senior executive positions in finance at Central Vermont Public Service. Joined the Company in 1985. Directorships included on page 20.

GARY L. SCHWASS, 52. Executive Vice President and Chief Financial Officer. Previously served in a variety of senior executive positions in finance and management with Consumers Power Company. Joined the Company in 1985. Directorships include Chair, Western Pennsylvania Development Credit Corporation (promotes small business through lending activities), and Vice President and Treasurer, Holy Family Foundation (supports families in crisis).

DONALD J. CLAYTON, 43. Vice President and Treasurer. Previously held senior financial positions with Duquesne Light, Montauk and Price Waterhouse. Joined the Company in 1985. Directorships include Juvenile Diabetes Foundation.

JAMES D. MITCHELL, 46. Vice President. Previously held senior financial positions with Duquesne Light and U.S. West, Inc. Joined the Company in 1988. Directorships include Three Rivers Youth (helps troubled teen-agers).

MORGAN K. O'BRIEN, 37. Vice President and Controller. Previously held senior financial positions at DQE, Duquesne Light, PNC Bank and Deloitte & Touche. Joined the Company in 1991.

VICTOR A. Roque, 51. Vice President and General Counsel. Formerly Vice President, General Counsel and Secretary for Orange and Rockland Utilities. Joined the Company in 1994. Directorships include the Pennsylvania Chamber of Business and Industry (economic development), Hill House Association (provider of social services), the Urban League of Pittsburgh and the United Way Good Neighbors Advisory Committee. Member, Salvation Army Greater Pittsburgh Advisory Board.

JACK E. SAXER, JR., 54. Vice President. Previously held senior financial positions with Gulf Oil and Chevron. Joined the Company in 1989. Directorships include Point Venture (venture capital) and Pittsburgh Consumer Health Coalition (healthcare advocacy for the disadvantaged).

DIANE S. EISMONT,  53       DEBORRAH E. BECK, 40        JOAN S. SENCHYSHYN, 59
Corporate Secretary         Assistant Controller        Assistant Secretary

-----------------------------------------------------------------------------------------------------
DUQUESNE LIGHT COMPANY OFFICERS

DAVID D. MARSHALL, 45       DONALD J. CLAYTON, 43       VICTOR A. ROQUE, 51         FRED R. ALLISON, 48
President and Chief         Vice President              Vice President and          Assistant Controller
Executive Officer           and Treasurer               General Counsel
                                                                                    MARK S. DADAY, 36
GARY L. SCHWASS, 52         WILLIAM J. DELEO, 47        DIANE S. EISMONT, 53        Assistant Treasurer
Senior Vice President and   Vice President,             Corporate Secretary and
Chief Financial Officer     Marketing and               Assistant General Counsel   WILLIAM F. FIELDS, 47
                            Corporate Performance                                   Assistant Treasurer
JAMES E. CROSS, 51                                      JACK E. SAXER, JR., 54
President,                  MORGAN K. O'BRIEN, 37       Assistant Vice President,   JOAN S.
Generation Group            Vice President              Administration              SENCHYSHYN, 59
                            and Controller                                          Assistant Secretary
GARY R.                                                 SALLY K. WADE, 44
BRANDENBERGER, 60                                       Assistant Vice President,   JAMES E. WILSON, 32
Vice President,                                         Human Resources             Assistant Controller
Customer Operations

-----------------------------------------------------------------------------------------------------
DUQUESNE ENTERPRISES OFFICERS

THOMAS A.                   ANTHONY J. VILLIOTTI, 51    H. DONALD MORINE, 60        JOHN L. WEINHOLD, 61
HURKMANS, 32                Vice President, Treasurer   President, Allegheny        Vice President,
President                   and Controller              Development Corp. and       Property Ventures, Ltd.
                                                        Property Ventures, Ltd.

-----------------------------------------------------------------------------------------------------
MONTAUK OFFICERS

JAMES D. MITCHELL, 46       WILLIAM F. FIELDS, 47       FROSINA C. CORDISCO, 46     LYDIA E. YORK, 38
President                   Vice President              Vice President              Vice President
                            and Treasurer

-----------------------------------------------------------------------------------------------------
DQE ENERGY SERVICES OFFICERS

ALEXIS TSAGGARIS, 49        DEBORRAH E. BECK, 40
President                   Treasurer and Controller

-----------------------------------------------------------------------------------------------------
DQENERGY PARTNERS OFFICERS

JOHN W. WELCH, 46
President

Detailed financial information can be found beginning on page 29.

Selected Financial Data
(in millions, except per share amounts)

                                                  1997                1996                 1995               1994
Selected Income Statement Items:
Revenues from sales of electricity              $1,113               $1,133               $1,139             $1,134
Fuel and purchased power expenses                  223                  237                  232                244
-------------------------------------------------------------------------------------------------------------------------
Net electric revenues                              890                  896                  907                890
Other revenues                                     106                   93                   81                 90
-------------------------------------------------------------------------------------------------------------------------
Net operating revenues                             996                  989                  988                980
-------------------------------------------------------------------------------------------------------------------------
Operating and maintenance expenses                 390                  377                  374                409
Depreciation and amortization                      243                  223                  203                166
Taxes other than income taxes                       83                   86                   89                 88
-------------------------------------------------------------------------------------------------------------------------
Non-energy operating expenses                      716                  686                  666                663
-------------------------------------------------------------------------------------------------------------------------
Operating income                                   280                  303                  322                317
Investment and other income                        130                   73                   52                 43
Interest and other charges                         115                  110                  107                110
Income taxes                                        96                   87                   96                 93
-------------------------------------------------------------------------------------------------------------------------
Net income                                      $  199               $  179               $  171             $  157
=========================================================================================================================
Basic earnings per share                        $ 2.57               $ 2.32               $ 2.20             $ 1.98
=========================================================================================================================
Diluted earnings per share                      $ 2.54               $ 2.29               $ 2.17             $ 1.96
=========================================================================================================================
Ratio of earnings to fixed charges (pre-tax)      2.76                 2.69                 2.73               2.57
=========================================================================================================================

Selected Balance Sheet Items:

Long-term investments                           $  723               $  519               $  441             $  196
Property, plant and equipment                   $2,662               $2,817               $3,060             $3,140
Total assets                                    $4,694               $4,639               $4,459             $4,427
Total capitalization                            $3,103               $3,055               $2,801             $2,750
=========================================================================================================================

Capitalization Ratios:

Common shareholders' equity                       48.3%                45.6%                47.5%              46.4%
Preferred and preference stock                     7.3%                 7.3%                 2.5%               3.5%
Long-term debt                                    44.4%                47.1%                50.0%              50.1%
========================================================================================================================

Selected Common Stock Information:

Average shares outstanding                        77.5                 77.3                 77.7               79.0
Shares outstanding at year-end                    77.7                 77.3                 77.6               78.5
Market capitalization                           $2,729               $2,241               $2,386             $1,550
Dividends declared                              $  107               $  101               $   94             $   89
Dividends declared per share                    $ 1.38               $ 1.30               $ 1.21             $ 1.13
Book value per share at year-end                $19.30               $18.01               $17.13             $16.27
Dividend payout ratio                             52.9%                55.2%                54.1%              56.4%
Dividend yield at year-end                         4.1%                 4.7%                 4.2%               5.7%
Return on average common equity                   13.8%                13.2%                13.1%              12.5%
Price-earnings ratio at year-end                   13.7                 12.5                 14.0                9.9


  1993         1992         1991           1990          1989           1988           1987
$1,120        $1,116      $1,139         $1,094        $1,086         $1,039        $   855
   238           239         254            229           220            231            228
----------------------------------------------------------------------------------------------
   882           877         885            865           866            808            627
    63            37          38             31            48             43             22
----------------------------------------------------------------------------------------------
   945           914         923            896           914            851            649
----------------------------------------------------------------------------------------------
   403           354         361            372           342            327            250
   158           132         123            123           123            117             82
    71            84          94             80            93             81             67
----------------------------------------------------------------------------------------------
   632           570         578            575           558            525            399
----------------------------------------------------------------------------------------------
   313           344         345            321           356            326            250
    31            42          36             46            (3)            30             29
   120           132         142            157           165            175            156
    80           112         105             88            75             62            (12)
----------------------------------------------------------------------------------------------
$  144        $  142      $  134         $  122        $  113         $  119        $   135
==============================================================================================
$ 1.81        $ 1.78      $ 1.67         $ 1.49        $ 1.35         $ 1.24        $  1.23
==============================================================================================
$ 1.79        $ 1.77      $ 1.65         $ 1.48        $ 1.34         $ 1.24        $  1.23
==============================================================================================
  2.29          2.24        2.10           1.90          1.78           1.72           1.58
==============================================================================================


$  126        $   59      $   44         $   18        $   --         $   --         $   --
$3,168        $3,037      $3,053         $3,048        $3,055         $3,066         $3,098
$4,550        $3,778      $3,851         $3,834        $3,921         $3,881         $4,152
$2,781        $2,716      $2,669         $2,770        $2,827         $2,866         $3,169
==============================================================================================


  44.2%         43.1%       41.6%          39.0%         37.7%          37.4%          38.4%
   4.8%          4.9%        5.2%           6.8%          7.8%           8.5%           8.2%
  51.0%         52.0%       53.2%          54.2%         54.5%          54.1%          53.4%
==============================================================================================
  79.5          79.4        80.1           81.6          83.7           95.6          109.3
  79.5          79.4        79.4           80.6          83.0           86.7          105.1
$1,829        $1,708      $1,621         $1,337        $1,321         $1,084         $  824
$   86        $   81      $   78         $   75        $   73         $   78         $   87
$ 1.08        $ 1.03      $ 0.97         $ 0.92        $ 0.87         $ 0.81         $ 0.80
$15.47        $14.75      $14.00         $13.38        $12.85         $12.34         $11.58
 58.8%          56.9%       57.6%          60.7%         63.1%          64.5%          64.9%
  4.6%           5.0%        5.0%           5.8%          5.7%           6.8%          10.2%
 12.0%          12.4%       12.2%          11.3%         10.6%          10.4%          11.1%
 12.7           12.1        12.3           11.1          11.8           10.1            6.4


SHAREHOLDER REFERENCE GUIDE

COMMON STOCK

Trading Symbol: DQE
Stock Exchanges Listed and Traded:
New York, Philadelphia, Chicago
Number of Common Shareholders of Record
at Year-End: 72,557

DQE INTERNET HOME PAGE

A variety of shareholder, customer service and economic development information is available on DQE's home page on the World Wide Web. You also can interact with us via electronic mail. Our address is http://www.dqe.com.

SHAREHOLDER DIRECT

Shareholders and potential investors are invited to call 1-888-247-0401 for the latest information on earnings and dividends.

SHAREHOLDER SERVICES/ASSISTANCE

By telephone, representatives are available from 7:30 a.m. to 4 p.m. (Eastern time) to assist you with the following services:

    Direct purchase of initial shares
    Direct deposit of dividends
    Automatic cash contributions
    Dividend reinvestment
    Stock transfer requirements
    Dividend payment inquiries
    Change of address
    Lost stock certificate

Please feel free to call at other times. Our Message Center is available 24 hours a day. You can record a message, and our staff will follow up on the next business day.

FINANCIAL COMMUNITY INQUIRIES

Analysts, investment managers and brokers should direct their inquiries to 1-412-393-4133; Fax: 1-412-393-6571. Written inquiries should be sent to the Investor Relations Department at Box 68, Pittsburgh, PA 15230-0068.

DIVIDEND TAX STATUS

The Company estimates that all common stock dividends paid in 1997 are taxable as dividend income. This estimate is subject to audit by the Internal Revenue Service.

DQE and its affiliated companies are Equal Opportunity Employers.

The DQE logo is a registered trademark of DQE.

The following trademarks and service marks of other companies also appear in this report:

ALLEGHENY ENERGY, ALLEGHENY ENERGY SOLUTIONS
(Allegheny Energy, Inc.); BROADPOINT COMMUNICATIONS (Broadpoint Communications, Inc.); DSTV (DSTV Holdings, Inc.); E-FUEL (CQ, Inc.); H POWER (H Power Corp.); ITRON (Itron, Inc.); ONDEMAND ENERGY SOLUTIONS (OnDemand Energy, Inc.); PROTECTION ONE (Protection One Alarm Monitoring, Inc.); RECRA ENVIRONMENTAL (Recra Environmental, Inc.); SATCON (Satcon Technology Corporation); WEATHERWISE, WEATHERPROOF BILL (WeatherWise USA LLC).


ELECTRI --  STOCK

The following investor services are available through DQE's dividend reinvestment and stock purchase plan:

 DIRECT PURCHASE OF DQE STOCK
 DQE offers non-shareholders the ability to purchase stock directly through the Company. Call or write for a prospectus on this popular program.

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

DQE SHAREHOLDER RELATIONS
BOX 68, PITTSBURGH, PA 15230-0068

TOLL-FREE: 1-800-247-0400

IN PITTSBURGH: 393-6167

FAX: 1-412-393-6087