Form 10-K405, Exhibit 13
period 1998-12-31
DQE INC
filed 1999-03-26
CIK 846930

                                                                    Exhibit 13.1

DQE OFFICERS

David D. Marshall, 46. President and Chief Executive Officer. Previously held senior executive positions in finance at Central Vermont Public Service. Joined the company in 1985. Directorships included on page 19.

Gary L. Schwass, 53. Executive Vice President and Chief Financial Officer. Previously served in a variety of senior executive positions in finance and management with Consumers Power Company. Joined the company in 1985. Directorships include Chair, Western Pennsylvania Development Credit Corporation (promotes small business through lending activities), and Vice President and Treasurer, Holy Family Foundation (supports families in crisis).

Victor A. Roque, 52. Executive Vice President and General Counsel. Formerly Vice President, General Counsel and Secretary for Orange and Rockland Utilities. Joined the company in 1994. Directorships include the Pennsylvania Business Roundtable (economic development), the Hill House Association (provider of social services), the Urban League of Pittsburgh, and the United Way Good Neighbors Advisory Committee. Member, Salvation Army Greater Pittsburgh Advisory Board.

William J. DeLeo, 48. Vice President and Chief Administrative Officer. Previously held senior management positions with Duquesne Light, Gulf Oil and Price Waterhouse. Joined the company in 1985. Directorships include the Pittsburgh Civic Light Opera.

James D. Mitchell, 47. Vice President. Previously held senior financial positions with Duquesne Light and U.S. West, Inc. Joined the company in 1988. Directorships include Three Rivers Youth (helps troubled teenagers).

Morgan K. O'Brien, 38. Vice President, Controller and Treasurer. Previously held senior financial positions at DQE, Duquesne Light, PNC Bank and Deloitte & Touche. Joined the company in 1991.

Jack E. Saxer, Jr., 55. Vice President. Previously held senior financial positions with Gulf Oil and Chevron. Joined the company in 1989. Directorships include Point Venture (venture capital) and Pittsburgh Consumer Health Coalition (healthcare advocacy for the disadvantaged).

Diane S. Eismont, 54
Corporate Secretary

--------------------------------------------------------------------------------
Duquesne Light Company Officers

David D. Marshall, 46
President and Chief
Executive Officer

Gary L. Schwass, 53
Senior Vice President
and Chief Financial Officer

Victor A. Roque, 52
Senior Vice President
and General Counsel

James E. Cross, 52
President,
Generation Group

Gary R. Brandenberger, 61
Vice President and Assistant
to the President

William J. DeLeo, 48
Vice President, Corporate
Services

Edward N. Neal, 52
Vice President,
Customer Operations

Morgan K. O'Brien, 38
Vice President, Finance

Frosina C. Cordisco, 47
Treasurer

Diane S. Eismont, 54
Corporate Secretary and
Assistant General Counsel

James E. Wilson, 33
Controller

1998 Financial Statements at A Glance

Detailed financial information can be found beginning on page 29.

Selected Financial Data
(in millions, except per share amounts)


                                         1998     1997     1996     1995
Selected Income Statement Items:
Revenues from sales of electricity      $1,127   $1,124   $1,144   $1,149
Fuel and purchased power expenses          263      223      237      232
---------------------------------------------------------------------------
Net electric revenues                      864      901      907      917
Other revenues                             143      106       93       81
---------------------------------------------------------------------------
Net operating revenues                   1,007    1,007    1,000      998
---------------------------------------------------------------------------
Operating and maintenance expenses         437      401      388      384
Depreciation and amortization              217      243      223      203
Taxes other than income taxes               81       83       86       89
---------------------------------------------------------------------------
Non-energy operating expenses              735      727      697      676
---------------------------------------------------------------------------
Operating income                           272      280      303      322
Investment and other income                136      130       73       52
Interest and other charges                 110      115      110      107
Income taxes                               101       96       87       96
Pa restructuring charge (net of tax)        83       --       --       --
---------------------------------------------------------------------------
Net income                              $  114   $  199   $  179   $  171
===========================================================================
Basic EPS                               $ 2.52*  $ 2.57   $ 2.32   $ 2.20
===========================================================================
Diluted EPS                             $ 2.48*  $ 2.54   $ 2.29   $ 2.17
===========================================================================
Ratio of earnings to fixed
charges (pre-tax)                         2.92*    2.76     2.69     2.73
===========================================================================
---------------------------------------------------------------------------
Selected Balance Sheet Items:
Long-term investments                   $  760   $  723   $  519   $  441
Property, plant and equipment           $1,717   $2,662   $2,817   $3,060
Total assets                            $5,248   $4,694   $4,639   $4,459
Total capitalization                    $3,112   $3,103   $3,055   $2,801
===========================================================================
---------------------------------------------------------------------------
Capitalization Ratios:
Common shareholders' equity               47.8%    48.3%    45.6%    47.5%
Preferred and preference stock             8.4%     7.3%     7.3%     2.5%
Long-term debt                            43.8%    44.4%    47.1%    50.0%
===========================================================================
---------------------------------------------------------------------------
Selected Common Stock Information:
Average shares outstanding                77.7     77.5     77.3     77.7
Shares outstanding at year-end            77.4     77.7     77.3     77.6
Market capitalization                   $3,400   $2,729   $2,241   $2,386
Dividends declared                      $  113   $  107   $  101   $   94
Dividends declared per share            $ 1.46   $ 1.38   $ 1.30   $ 1.21
Book value per share at year-end        $19.18   $19.30   $18.01   $17.13
Dividend payout ratio                     57.1%    52.9%    55.2%    54.1%
Dividend yield at year-end                 3.5%     4.1%     4.7%     4.2%
Return on average common equity           13.1%    13.8%    13.2%    13.1%
Price-earnings ratio at year-end          17.4     13.7     12.5     14.0
---------------------------------------------------------------------------

* Basic EPS after Pennsylvania restructuring charge: $1.46; Diluted EPS after Pennsylvania restructuring charge: $1.44;
  Ratio of earnings to fixed charges (pre-tax) after Pennsylvania restructuring charge: $2.39.



 1994     1993     1992     1991     1990     1989     1988

$1,146   $1,132   $1,127   $1,163   $1,110   $1,097   $1,047
   244      238      239      254      229      220      231
--------------------------------------------------------------
   902      894      888      909      881      877      816
    90       63       37       38       31       48       43
--------------------------------------------------------------
   992      957      925      947      912      925      859
--------------------------------------------------------------
   421      415      365      385      388      353      335
   166      158      132      123      123      123      117
    88       71       84       94       80       93       81
--------------------------------------------------------------
   675      644      581      602      591      569      533
--------------------------------------------------------------
   317      313      344      345      321      356      326
    43       31       42       36       46       (3)      30
   110      120      132      142      157      165      175
    93       80      112      105       88       75       62
    --       --       --       --       --       --       --
--------------------------------------------------------------
$  157   $  144   $  142   $  134   $  122   $  113   $  119
==============================================================
$ 1.98   $ 1.81   $ 1.78   $ 1.67   $ 1.49   $ 1.35   $ 1.24
==============================================================
$ 1.96   $ 1.79   $ 1.77   $ 1.65   $ 1.48   $ 1.34   $ 1.24
==============================================================

  2.57     2.29     2.24     2.10     1.90     1.78     1.72
==============================================================
--------------------------------------------------------------

$  196   $  126   $   59   $   44   $   18   $   --   $   --
$3,140   $3,168   $3,037   $3,053   $3,048   $3,055   $3,066
$4,427   $4,550   $3,778   $3,851   $3,834   $3,921   $3,881
$2,750   $2,781   $2,716   $2,669   $2,770   $2,827   $2,866
==============================================================
--------------------------------------------------------------

  46.4%    44.2%    43.1%    41.6%    39.0%    37.7%    37.4%
   3.5%     4.8%     4.9%     5.2%     6.8%     7.8%     8.5%
  50.1%    51.0%    52.0%    53.2%    54.2%    54.5%    54.1%
==============================================================
--------------------------------------------------------------

  79.0     79.5     79.4     80.1     81.6     83.7     95.6
  78.5     79.5     79.4     79.4     80.6     83.0     86.7
$1,550   $1,829   $1,708   $1,621   $1,337   $1,321   $1,084
$   89   $   86   $   81   $   78   $   75   $   73   $   78
$ 1.13   $ 1.08   $ 1.03   $ 0.97   $ 0.92   $ 0.87   $ 0.81
$16.27   $15.47   $14.75   $14.00   $13.38   $12.85   $12.34
  56.4%    58.8%    56.9%    57.6%    60.7%    63.1%    64.5%
   5.7%     4.6%     5.0%     5.0%     5.8%     5.7%     6.8%
  12.5%    12.0%    12.4%    12.2%    11.3%    10.6%    10.4%
   9.9     12.7     12.1     12.3     11.1     11.8     10.1
--------------------------------------------------------------

Shareholder Reference Guide

Common Stock
Trading Symbol: DQE
Stock Exchanges Listed and Traded:
New York, Philadelphia, Chicago
Number of Common Shareholders of Record
at Year-End: 68,270

DQE Internet Home Page

A variety of shareholder, customer service and economic development information is available on DQE's home page on the World Wide Web. You also can interact with us via electronic mail. Our address is www.dqe.com.

Shareholder Information Line
Shareholders and potential investors are invited to call
1-888-247-0401 for the latest information on earnings and dividends.

Shareholder Services/Assistance
You can write to us at:

DQE Shareholder Relations
Box 68, Pittsburgh,PA  15230-0068

or call us at:

Toll-free:  1-800-247-0400
In Pittsburgh:  1-412-393-6167
Fax:  1-412-393-6087

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

Financial Community Inquiries

Analysts, investment managers and brokers should direct their inquiries to 1-412-393-4133; Fax: 1-412-393-4394. Written inquiries should be sent to the Investor Relations Department at Box 68, Pittsburgh, PA 15230-0068.


Stock Certificate Transfers
Individuals who are not participants in the dividend reinvestment plan and who want to transfer stock certificates should send their certificates and related documents to our transfer agent:

    First National Bank of Boston
    c/o Boston EquiServe
    P.O. Box 8040
    Boston, MA 02266-8040

Dividend reinvestment plan participants who want to transfer their shares should send their certificates and related documents to DQE Shareholder Relations.

Direct Deposit of Dividends
Your DQE quarterly dividends can be deposited automatically into a personal checking or savings account. Call Shareholder Relations toll-free for more information.

Dividend Tax Status
The Company estimates that all common stock dividends paid in 1998 are taxable as dividend income. This estimate is subject to audit by the Internal Revenue Service.


Electri-Stock
The following investor services are available through DQE's dividend reinvestment and stock purchase plan:

 Direct Purchase of DQE Stock

 DQE offers non-shareholders the ability to purchase common stock directly through the Company. Call, write, or visit our home page at www.dqe.com for a prospectus on this popular program.

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


The DQE logo is a registered trademark of the Company.
E-FUEL(R) IS A REGISTERED TRADEMARK OF DUQUESNE ENERGY.
DQE AND ITS AFFILIATED COMPANIES ARE EQUAL OPPORTUNITY EMPLOYERS.