Form 10-K405, Exhibit 13
period 1999-12-31
DQE INC
filed 2000-03-29
CIK 846930

                                                                    Exhibit 13.1

1999 Financial Statements at a Glance
Detailed financial information can be found beginning on page 27.

Selected Financial Data

                                                                     1999            1998            1997            1996
Selected Income Statement Items:
Revenues from sales of electricity                                $  1,094      $   1,127        $  1,124        $  1,144
Fuel and purchased power expenses                                      225            263             223             237
-------------------------------------------------------------------------------------------------------------------------
Net electric revenues                                                  869            864             901             907
Water revenues                                                         122             31               2              --
Other revenues                                                         125             97             104              93
-------------------------------------------------------------------------------------------------------------------------
Net operating revenues                                               1,116            992           1,007           1,000
-------------------------------------------------------------------------------------------------------------------------
Operating and maintenance expenses                                     513            419             403             388
Depreciation and amortization                                          196            220             240             223
Taxes other than income taxes                                           88             81              83              86
-------------------------------------------------------------------------------------------------------------------------
Non-energy operating expenses                                          797            720             726             697
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                       319            272             281             303
Investment and other income                                            152            135             130              73
Interest and other charges                                             159            109             116             110
Income taxes                                                           111            101              96              87
-------------------------------------------------------------------------------------------------------------------------
Net income                                                        $    201      $     197*       $    199        $    179
=========================================================================================================================
Basic EPS                                                         $   2.65      $    2.52*       $   2.57        $   2.32
=========================================================================================================================
Diluted EPS                                                       $   2.62      $    2.49*       $   2.56        $   2.31
=========================================================================================================================
Expanded Business Lines EPS                                       $   0.70      $    0.66        $   0.79        $   0.43
=========================================================================================================================

Capitalization Ratios:
Common shareholders' equity                                           41.4%          47.8%           48.3%           45.6%
Preferred and preference stock                                         8.4%           8.4%            7.3%            7.3%
Long-term debt                                                        50.2%          43.8%           44.4%           47.1%
Total capitalization                                              $  3,253      $   3,099        $  3,103        $  3,055
=========================================================================================================================

Selected Common Stock Information:
Average shares outstanding                                            75.5           77.7            77.5            77.3
Shares outstanding at year-end                                        71.8           77.4            77.7            77.3
Market capitalization                                             $  2,485      $   3,400        $  2,729        $  2,241
Dividends declared                                                $    116      $     113        $    107        $    101
Dividends paid per share                                          $   1.52      $    1.44        $   1.36        $   1.28
Book value per share at year-end                                  $  18.78      $   19.18        $  19.30        $  18.01
Dividend payout ratio                                                 57.4%          57.1%           52.9%           55.2%
Dividend yield at year-end                                             4.6%           3.5%            4.1%            4.7%
Price-earnings ratio at year-end                                      13.1           17.4            13.7            12.5
=========================================================================================================================

Other Financial Information:
Ratio of earnings to fixed charges (pre-tax)                          2.89           2.92*           2.76            2.69
Return on average common equity                                       14.1%          13.1%           13.8%           13.2%

 * Net income after Pennsylvania restructuring charge: $114; Basic EPS after Pennsylvania restructuring charge: $1.46; Diluted EPS after Pennsylvania restructuring charge: $1.46; Ratio of earnings to fixed charges (pre-tax) after Pennsylvania restructuring charge: 2.39.

** Adjusted for 3-for-2 stock split in 1995.

                                             1995         1994         1993         1992         1991         1990         1989
Selected Income Statement Items:
Revenues from sales of electricity          $1,149      $ 1,146      $ 1,132      $ 1,127      $ 1,163      $ 1,110      $ 1,097
Fuel and purchased power  expenses             232          244          238          239          254          229          220
--------------------------------------------------------------------------------------------------------------------------------
Net electric revenues                          917          902          894          888          909          881          877
Water revenues                                  --           --           --           --           --           --           --
Other revenues                                  81           90           63           37           38           31           48
--------------------------------------------------------------------------------------------------------------------------------
Net operating revenues                         998          992          957          925          947          912          925
--------------------------------------------------------------------------------------------------------------------------------
Operating and maintenance  expenses            384          421          415          365          385          388          353
Depreciation and amortization                  203          166          158          132          123          123          123
Taxes other than income taxes                   89           88           71           84           94           80           93
--------------------------------------------------------------------------------------------------------------------------------
Non-energy operating expenses                  676          675          644          581          602          591          569
--------------------------------------------------------------------------------------------------------------------------------
Operating income                               322          317          313          344          345          321          356
Investment and other income                     52           43           31           42           36           46           (3)
Interest and other charges                     107          110          120          132          142          157          165
Income taxes                                    96           93           80          112          105           88           75
--------------------------------------------------------------------------------------------------------------------------------
Net income                                  $  171      $   157      $   144      $   142      $   134      $   122      $   113
================================================================================================================================
Basic EPS                                   $ 2.20      $  1.98      $  1.81      $  1.78      $  1.67      $  1.49      $  1.35
================================================================================================================================
Diluted EPS                                 $ 2.18      $  1.98      $  1.81      $  1.78      $  1.66      $  1.48      $  1.34
================================================================================================================================
Expanded Business Lines EPS                 $ 0.32      $  0.19      $  0.07      $  0.01           --           --           --
================================================================================================================================

Capitalization Ratios:
Common shareholders' equity                   47.5%        46.4%        44.2%        43.1%        41.6%        39.0%        37.7%
Preferred and preference stock                 2.5%         3.5%         4.8%         4.9%         5.2%         6.8%         7.8%
Long-term debt                                50.0%        50.1%        51.0%        52.0%        53.2%        54.2%        54.5%
Total capitalization                        $2,801      $ 2,750      $ 2,781      $ 2,716      $ 2,669      $ 2,770      $ 2,827
================================================================================================================================

Selected Common Stock Information:
Average shares outstanding                    77.7       79.0**       79.5**       79.4**       80.1**       81.6**       83.7**
Shares outstanding at year-end                77.6       78.5**       79.5**       79.4**       79.4**       80.6**       83.0**
Market capitalization                       $2,386      $ 1,550      $ 1,829      $ 1,708      $ 1,621      $ 1,337      $ 1,321
Dividends declared                          $   94      $    89      $    86      $    81      $    78      $    75      $    73
Dividends paid per share                    $ 1.19      $  1.12      $  1.07      $  1.01      $  0.96      $  0.91      $  0.85
Book value per share at year-end            $17.13      $ 16.27      $ 15.47      $ 14.75      $ 14.00      $ 13.38      $ 12.85
Dividend payout ratio                         54.1%        56.4%        58.8%        56.9%        57.6%        60.7%        63.1%
Dividend yield at year-end                     4.2%         5.7%         4.6%         5.0%         5.0%         5.8%         5.7%
Price-earnings ratio at year-end              14.0          9.9         12.7         12.1         12.3         11.1         11.8
================================================================================================================================

Other Financial Information:
Ratio of earnings to fixed                    2.73         2.57         2.29         2.24         2.10         1.90         1.78
 charges (pre-tax)
Return on average common equity               13.1%        12.5%        12.0%        12.4%        12.2%        11.3%        10.6%

 * Net income after Pennsylvania restructuring charge: $114; Basic EPS after Pennsylvania restructuring charge: $1.46; Diluted EPS after Pennsylvania restructuring charge: $1.46; Ratio of earnings to fixed charges (pre-tax) after Pennsylvania restructuring charge: 2.39.

**  Adjust for 3-for-2 stock split in 1995.

Shareholder Reference Guide

Common Stock

Trading Symbol: DQE
Stock Exchanges Listed and Traded:
New York, Philadelphia, Chicago
Number of Common Shareholders of Record
at Year-End: 64,503

DQE Web Site

You can interact with us via e-mail, view current and historical stock information and learn more about DQE and our subsidiaries by visiting our web site at www.dqe.com.

Shareholder Information Line

Shareholders and potential investors are invited to call 1-888-247-0401 for the latest information on earnings and dividends.

Shareholder Services/Assistance

You can write to us at:

DQE Shareholder Relations
400 Fairway Drive, Suite 100
Moon Township, PA 15108

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

Financial Community Inquiries

Analysts, investment managers and brokers should direct their inquiries to:
1-412-393-1238; Fax: 1-412-393-1077.
Written inquiries should be sent to:
DQE Investor Relations Department
400 Fairway Drive, Suite 300
Moon Township, PA 15108

Stock Certificate Transfers

Individuals who are not participants in the dividend reinvestment plan and who want to transfer stock certificates should send their certificates and related documents to our transfer agent:

      BankBoston, N.A.
      c/o Boston EquiServe
      P.O. Box 8040
      Boston, MA 02266-8040

Dividend reinvestment plan participants who want to transfer their shares should send their certificates and related documents to DQE Shareholder Relations.

Direct Deposit of Dividends

Your DQE quarterly dividends can be deposited automatically into a personal checking or savings account. Call Shareholder Relations toll-free for more information.

Dividend Tax Status

The company estimates that all common stock dividends paid in 1999 are taxable as dividend income. This estimate is subject to audit by the Internal Revenue Service.

Electri  Stock

The following investor services are available through DQE's dividend reinvestment and stock purchase plan:

  Direct Purchase of DQE Stock
  DQE offers non-shareholders the ability to purchase common stock directly through the company. Call, write, or visit our web site at www.dqe.com for a prospectus on this popular program.

  Automatic Cash Contributions
  Through this program, current reinvestment plan participants can make regular cash contributions to purchase additional shares of DQE common stock by having funds automatically withdrawn from their bank accounts.

  Other Features and Services
    . Purchase and sale of plan shares at nominal commissions
    . Acceptance of certificates for safekeeping
    . Re-registration of some or all of a shareholder's holdings
    . Creation of new accounts as gifts for family, friends or institutions you support, including a complimentary gift certificate, upon request

DQE Officers

David D. Marshall, 47, Chairman of the Board, President and Chief Executive Officer. Previously held senior executive positions in finance at Central Vermont Public Service. Joined the company in 1985. Directorships included on page nine.

Morgan K. O'Brien, 40, Executive Vice President, Corporate Development. Previously held senior financial positions at DQE, Duquesne Light, PNC Bank and Deloitte & Touche. Joined the company in 1991.

Victor A. Roque, 53, Executive Vice President and General Counsel. Formerly Vice President, General Counsel and Secretary for Orange and Rockland Utilities. Joined the company in 1994. Directorships include the Pennsylvania Business Roundtable (economic development), the Hill House Association (provider of social services), the Urban League of Pittsburgh, and the United Way Good Neighbors Advisory Committee. Member, Salvation Army Greater Pittsburgh Advisory Board.

Gary L. Schwass, 54, Executive Vice President and Chief Financial Officer. Previously served in a variety of senior executive positions in finance and management with Consumers Power Company. Joined the company in 1985. Directorships include Chair, Western Pennsylvania Development Credit Corporation (promotes small business through lending activities), Chair, Finance Committee, and Treasurer, Holy Family Foundation (supports families in crisis), and Financial Executives Institute, Pittsburgh Chapter (association of corporate financial officers).

William J. DeLeo, 49, Vice President and Chief Administrative Officer. Previously held senior management positions with Duquesne Light, Gulf Oil and Price Waterhouse. Joined the company in 1985. Directorships include the Pittsburgh Civic Light Opera.

Jack E. Saxer, Jr., 56, Vice President. Previously held senior financial positions with Gulf Oil and Chevron. Joined the company in 1989. Directorships include Point Venture (venture capital) and Pittsburgh Consumer Health Coalition (healthcare advocacy for the disadvantaged).

Frosina C. Cordisco, 48    David R. High, 45          Suzanne F. Karlovich, 39
Treasurer                  Associate General Counsel  General Auditor

Diane S. Eismont, 55       Thomas W. Hubbell, 50      M. Beth Straka, 35
Corporate Secretary        Assistant Vice President,  Assistant Vice President,
                           Information Technology     Corporate Communications

James E. Wilson, 34
Controller

-------------------------------------------------------------------------------