Form 10-K405, Exhibit 13
period 2000-12-31
DQE INC
filed 2001-03-26
CIK 846930

DQE OFFICERS                                                       Exhibit 13.1

David D. Marshall, 48, Chairman, President and Chief Executive Officer. Previously served in various senior executive positions at DQE, Duquesne Light and Central Vermont Public Service Corporation. He joined the company in 1985. Directorships included on page 16.

Morgan K. O'Brien, 41, Chief Operating Officer. Previously held senior executive positions in finance at DQE, PNC Bank and Deloitte & Touche. Joined the company in 1991. A director of the United Way of Allegheny County.

Victor A. Roque, 54, Executive Vice President, General Counsel and Secretary. Formerly Vice President, General Counsel and Secretary of Orange and Rockland Utilities. Joined the company in 1994. Directorships include the Pennsylvania Business Roundtable (economic development), the Pittsburgh Chapter of the Boy Scouts of America and the Urban League of Pittsburgh.

William J. DeLeo, 50, Vice President and Chief Administrative Officer. Previously held senior management positions with Duquesne Light, Gulf Oil and Price Waterhouse. Joined the company in 1985. Directorships include the Pittsburgh Civic Light Opera.

Jack E. Saxer, Jr., 57, Vice President, Strategic Compensation and Financial Services. Previously held senior financial positions with Gulf Oil and Chevron. Joined the company in 1989. Directorships include Point Venture (venture capital) and Pittsburgh Consumer Health Coalition (healthcare advocacy for the disadvantaged).

Frosina C. Cordisco, 49, Vice President and Treasurer. Also holds executive positions at DQE Financial and Duquesne Light. Prior to joining the company in 1991, held various management positions at Alcoa and the University of Pittsburgh Medical Center. Directorships include Western Pennsylvania Development Corporation (promotes small business through lending activities).

Thomas W. Hubbell, 51, Vice President, Information Technology. Served in a variety of IT management positions since joining the company in 1989. Previous experience includes Mellon Bank and Equibank. Trustee of Point Park College.

James E. Wilson, 35, Vice President and Controller. Previously served as Controller of Duquesne Light and DQE Financial. Joined the company in 1989. Previously worked at Arthur Andersen.

SUBSIDIARY PRESIDENTS

William F. Fields, 50, DQE Financial. Formerly Vice President and Treasurer, DQE Financial. Previously served as Treasurer, DQE Financial, and Assistant Treasurer, Duquesne Light. Served in a variety of financial management positions for the Salt River Project prior to joining the company in 1989.

Frank A. Hoffmann, 49, AquaSource. Formerly Vice President of Operations for DQE Systems. Since joining DQE in 1991, served in management positions in corporate performance and marketing and sales. Previously with Price Waterhouse and engineering firms Sargent and Lundy and Chas. T. Main.

Thomas A. Hurkmans, 35, DQE Enterprises. Joined the company in 1991. President of Enterprises since 1995; formerly Vice President. Previously founded and served as President of Organization Technologies Group, a computer software company, and was an investment banker with Merrill Lynch. Directorships include McGowan Center for Artificial Organ Development, an affiliate of the University of Pittsburgh.

John R. Marshall, 51, Duquesne Light. Joined the company in 1999. Formerly Vice President of the Consumer and Small Business Market Unit of Entergy Corporation. Previously held a number of senior executive positions with Entergy and its subsidiary, Arkansas Power and Light. Directorships include a variety of groups in the Pittsburgh community involved in education, service and the arts.

Alexis Tsaggaris, 52, DQE Energy Services. President of DQE Energy Services since its inception in 1995. Previously Chairman and Chief Executive Officer of Vanadium Enterprises Corporation, a Pittsburgh-based engineering, technical-services and facilities-management business.

John W. Welch, 49, DQE Systems. President of DQE Systems since its inception in 1998. Formerly Executive Vice President of DQE Energy Services. Prior to joining the company in 1995, served as President of Equitable Gas from 1993 to 1995. Previously served in a variety of management positions with Equitable, including Executive Vice President and Vice President of Marketing. Directorships include the Juvenile Diabetes Foundation.

2000 FINANCIAL STATEMENTS AT A GLANCE
Detailed financial information can be found beginning on page 25.

SELECTED FINANCIAL DATA

                                       2000    1999    1998    1997    1996    1995    1994     1993     1992     1991     1990
Selected Income Statement Items:
Revenues from sales of electricity   $1,029  $1,094  $1,127  $1,124  $1,144  $1,149  $1,146   $1,120   $1,127   $1,163   $1,110
Fuel and purchased power expenses       348     225     263     223     237     232     244      238      239      254      229
----------------------------------------------------------------------------------------------------------------------------------
Net electric revenues                   681     869     864     901     907     917     902      882      888      909      881
Water revenues                          112     102      31       2      --      --      --       --       --       --       --
Other revenues                          186     146      97     104      93      81      90       63       37       38       31
----------------------------------------------------------------------------------------------------------------------------------
Net operating revenues                  979   1,117     992   1,007   1,000     998     992      945      925      947      912
Non-energy operating expenses           875     798     720     726     697     676     675      632      581      602      591
----------------------------------------------------------------------------------------------------------------------------------
Operating income                        104     319     272     281     303     322     317      313      344      345      321
Investment and other income             228     152     135     130      73      52      43       28       42       36       46
Interest and other charges              124     159     109     116     110     107     110      120      132      142      157
----------------------------------------------------------------------------------------------------------------------------------
Income before taxes and changes
 in accounting principles               208     312     298     295     266     267     250      221      254     239       210
Income taxes                             70     111     101      96      87      96      93       80      112     105        88
Changes in accounting principles         15      --      --      --      --      --      --        3       --      --        --
----------------------------------------------------------------------------------------------------------------------------------
Net income                           $  153  $  201  $  197* $  199  $  179  $  171  $  157   $  144   $  142   $ 134    $  122
Other comprehensive income           $   27  $    2  $   (3)     --      --      --      --       --       --      --        --
----------------------------------------------------------------------------------------------------------------------------------
Comprehensive income                 $  180  $  203  $  194  $  199  $  179  $  171  $  157   $  144   $  142   $ 134    $  122
==================================================================================================================================
Basic EPS                            $ 2.44  $ 2.65  $ 2.52* $ 2.57  $ 2.32  $ 2.20  $ 1.98   $ 1.81   $ 1.78   $ 1.67   $ 1.49
==================================================================================================================================
Comprehensive EPS                    $ 2.86  $ 2.67  $ 2.48*     --      --      --      --       --       --       --       --
==================================================================================================================================
Capitalization Ratios:
Common shareholders' equity            33.0%   41.4%   47.8%   48.3%   45.6%   47.5%   46.4%    44.2%    43.1%    41.6%    39.0%
Preferred and preference stock         10.2%    8.4%    8.4%    7.3%    7.3%    2.5%    3.5%     4.8%     4.9%     5.2%     6.8%
Long-term debt                         56.8%   50.2%   43.8%   44.4%   47.1%   50.0%   50.1%    51.0%    52.0%    53.2%    54.2%
Total capitalization                 $2,374  $3,253  $3,099  $3,103  $3,055  $2,801  $2,750   $2,781   $2,716   $2,669   $2,770
----------------------------------------------------------------------------------------------------------------------------------
Selected Common Stock Information:
Average shares outstanding             63.3    75.5    77.7    77.5    77.3    77.7    79.0**   79.5**   79.4**   80.1**   81.6**
Shares outstanding at year-end         55.9    71.8    77.4    77.7    77.3    77.6    78.5**   79.5**   79.4**   79.4**   80.6**
Market capitalization                $1,830  $2,485  $3,400  $2,729  $2,241  $2,386  $1,550   $1,829   $1,708   $1,621   $1,337
Dividends declared                   $  100  $  116  $  113  $  107  $  101  $   94  $   89   $   86   $   81   $   78   $   75
Dividends paid per share             $ 1.60  $ 1.52  $ 1.44  $ 1.36  $ 1.28  $ 1.19  $ 1.12   $ 1.07   $ 1.01   $ 0.96   $ 0.91
Book value per share at year-end     $14.02  $18.78  $19.18  $19.30  $18.01  $17.13  $16.27   $15.47   $14.75   $14.00   $13.38
Dividend payout ratio                  65.6%   57.4%   57.1%   52.9%   55.2%   54.1%   56.4%    58.8%    56.9%    57.6%    60.7%
Dividend yield at year-end              4.9%    4.6%    3.5%    4.1%    4.7%    4.2%    5.7%     4.6%     5.0%     5.0%     5.8%
Price-earnings ratio at year-end       13.4    13.1    17.4    13.7    12.5    14.0     9.9     12.7     12.1     12.3     11.1
----------------------------------------------------------------------------------------------------------------------------------
Other Financial Information:
Ratio of earnings to fixed
 charges (pre-tax)                     2.72    2.89    2.92*   2.76    2.69    2.73    2.57     2.29     2.24     2.10     1.90
Comprehensive return on average
 common equity                         17.0%   14.2%   12.9%   13.8%   13.2%   13.1%   12.5%    12.0%    12.4%    12.2%    11.3%

 * Net income after Pennsylvania restructuring charge: $114; Basic EPS after Pennsylvania restructuring charge: $1.46; Diluted EPS after Pennsylvania restructuring charge: $1.46; Ratio of earnings to fixed charges (pre-tax) after Pennsylvania restructuring charge: 2.39.

** Adjusted for 3-for-2 stock split in 1995.

SELECTED OPERATING DATA


Selected Balance Sheet Information:
Assets (in millions):
 Electric                                          2,520  4,180  4,160  3,677  3,763  4,005  4,150  4,388  3,778  3,851  3,834
 Water                                               427    404    232     10     --     --     --     --     --     --     --
 Propane                                              89     91     --     --     --     --     --     --     --     --     --
 Other                                               830    926    974  1,007    876    454    277    162     --     --     --
---------------------------------------------------------------------------------------------------------------------------------
 Total assets                                      3,866  5,601  5,366  4,694  4,639  4,459  4,427  4,550  3,778  3,851  3,834
=================================================================================================================================

* Includes water and wastewater customers and customers served through contract operations.

SHAREHOLDER REFERENCE GUIDE

Common Stock

Trading Symbol: DQE
Stock Exchanges Listed and Traded:
New York, Philadelphia, Chicago
Number of Common Shareholders of Record
at Year-End: 60,058

Expanded Shareholder Services
Now Available on www.dqe.com

  The Investor section of our Web site, www.dqe.com, has long been a convenient source of information, whether you want to listen to one of our live financial community Webcasts, get a stock quote, or view a recent 10K.

  An expanded Shareholder Services section now is available at www.dqe.com. You can download forms or use e-mailable forms to take full advantage of a wide range of services, including our Electri-Stock Dividend Reinvestment and Stock Purchase Program. While our Shareholder Relations staff remains available to help process any telephone or mail request, you now can access, fill out and return necessary forms whenever it best fits your schedule by using the Investor section of www.dqe.com.

Shareholder Information Line

  Shareholders and potential investors also are invited to call 1-888-247-0401 for the latest information on earnings and dividends.

Shareholder Services/Assistance

 You can write to us at:

  DQE Shareholder Relations
  400 Fairway Drive, Suite 200
  Moon Township, PA 15108

 or call us at:

  Toll-free: 1-800-247-0400
  In Pittsburgh: 1-412-393-6167
  Fax: 1-412-393-6087

  By telephone, representatives are available from 7:30 a.m. to 4 p.m. (Eastern time) to assist you. Please feel free to call at other times. Our Message Center is available 24 hours a day. You can record a message, and our staff will follow up on the next business day.

Financial Community Inquiries

 Analysts, investment managers and brokers should direct their inquiries to:

  1-412-393-1157; Fax: 1-412-393-1077.

 Written inquiries should be sent to:

  DQE Investor Relations Department
  400 Fairway Drive, Suite 300
  Moon Township, PA 15108

Stock Certificate Transfers

  Individuals who are not participants in the dividend reinvestment plan and who want to transfer stock certificates should send their certificates and related documents to our transfer agent:

  Bank Boston, N.A.
  c/o Boston EquiServe
  P.O. Box 8040
  Boston, MA 02266-8040

  Dividend reinvestment plan participants who want to transfer their shares should send their certificates and related documents to DQE Shareholder Relations.

Direct Deposit of Dividends

  Your DQE quarterly dividend can be deposited automatically into a personal checking or savings account. Check the Shareholder Services section of www.dqe.com or call Shareholder Relations toll-free for more information.

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

  For more information, visit the Shareholder Services section of www.dqe.com or call us toll-free.